                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF GLENAYRE


The following subsidiaries are wholly-owned, directly or indirectly, by Glenayre as of March 2001:

           Name of Subsidiary                                              Jurisdiction of Incorporation

           Glenayre Electronics, Inc.                                      Colorado, U.S.A.
           Glenayre Manufacturing Ltd.                                     Canada
           Glenayre Electronics Singapore PTE Ltd.                         Singapore
           Glenayre Electronics (UK) Limited                               United Kingdom
           Glenayre Digital Systems, Inc.                                  North Carolina, U.S.A.
           Glenayre Electronics Capital Corporation                        North Carolina, U.S.A.
           Glenayre de Mexico S.A. de C.V.                                 Mexico
           Glenayre Administracion, S.A. de C.V.                           Mexico
           Glenayre Electronics South America Ltda.                        Brazil
           Glenayre Electronics Europe B.V.                                Netherlands
           Glenayre Electronics (Hong Kong) Limited                        Hong Kong
           Glenayre Electronics Philippines, Inc.                          Philippines
           Glenayre Electronics (Korea) Limited                            Korea
           Glenayre Electronics Middle East LLC                            United Arab Emirates
           Glenaye Electronics Export Sales Corporation                    Barbados
           Glenayre (India) Private Limited                                India
           Glenayre Electronics (Beijing) Co., Ltd.                        China
           Glenayre Electronics (Proprietary) Limited                      South Africa
           Glenayre.Net, Inc.                                              California, U.S.A.
           Nihon Glenayre Electronics K.K.                                 Japan
           GTI Acquisition Corp.                                           Delaware, U.S.A.
           Open Development Corporation                                    Delaware, U.S.A.
           Wireless Access, Inc.                                           California, U.S.A.


         The names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.